EXHIBIT 23.1



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 10, 2007 relating to the consolidated financial statements of Bion Environmental Technologies, Inc. and subsidiaries as of June 30, 2007 and for each of the years in the two year period ended June 30, 2007.



/s/ GHP Horwath, P.C.

GHP HORWATH, P.C.
Denver, Colorado
June 16, 2008